SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

NTN Buzztime, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

UPDATE TO THE PROXY STATEMENT DATED APRIL 29, 2008

NTN Buzztime, Inc. (the “Company”) is providing you with updated information in connection with the Annual Meeting of Stockholders of the Company to be held on May 30, 2008 (the “Annual Meeting”) with respect to the Company’s nominees for election to the Company’s Board of Directors (the “Board”).

In our Proxy Statement dated April 29, 2008 (the “Proxy Statement”), the Company identified Gary Arlen, Barry Bergsman, Robert Clasen, Joseph J. Farricielli, Jr., Michael Fleming, Kirk Read and Dario Santana as the nominees of the Board for election as directors at the Annual Meeting.

On May 23, 2008, Mr. Read, a non-employee director of the Company, resigned from the Board and indicated that he would not stand for re-election at the Annual Meeting. His resignation letter stated that the resignation was due to pressing matters of business at his place of employment, Media General, Inc. (“Media General”) that made it impractical for Mr. Read to continue his service with the Board. At the time of his resignation, Mr. Read was a member of the Board’s Audit Committee. In connection with Mr. Read’s resignation, on May 23, 2008, Media General filed an amended Schedule 13D with the Securities and Exchange Commission in which it stated that Media General would not nominate a replacement director, was relinquishing its right pursuant to that certain NTN Investor Rights Agreement, dated as of May 7, 2003 to designate a director to serve on the Board, and was also declining its Board observer rights.

Effective May 29, 2008, Michael Fleming, currently a member of the Board, was named Chairman of the Board and interim Chief Executive Officer. As previously announced, the Company and former Chief Executive Officer Dario Santana were unable to reach agreement on renewal terms to his employment agreement.

The Board will focus its attention on consideration of Mr. Fleming’s near-term management initiatives, and will focus secondarily on seeking candidates for the position of permanent CEO.

It is anticipated that Mr. Fleming will serve as interim CEO until a successor is appointed. The Company entered into a Letter Agreement, dated May 29, 2008, with Mr. Fleming which provides for his service as interim CEO until December 31, 2008. During such time, Mr. Fleming will receive a base salary of $33,333.33 per month. He will be eligible to receive a cash bonus of up to 50% of his base salary, based on achievement of EBITDA corporate performance targets. In connection with the commencement of Mr. Fleming’s employment, the Company will recommend to the Board that Mr. Fleming will receive an incentive stock option to purchase 150,000 shares of the Company’s Common Stock, subject to the terms of the Company’s 2004 Performance Incentive Plan and the standard form of the Company’s stock option agreement for executive employees. The stock option will vest in seven equal monthly installments over the seven-month term of the Letter Agreement. Mr. Fleming will be entitled to health and life insurance and other benefits generally available to employees of the Company. In addition, he will be reimbursed for his temporary living expenses in the Carlsbad, California area up to a maximum amount of $5,000 per month. The Letter Agreement is terminable by either the Company or Mr. Fleming for any or no reason, with or without cause, on 60 days written notice by either party. If Mr. Fleming’s employment terminates, he will not be entitled to any severance benefits.

Mr. Fleming will remain on the Board of Directors of the Company and stand for re-election at the Annual Meeting, but has resigned from the Audit Committee and Nominating and Corporate Governance Committee. As an employee director, Mr. Fleming will forego the annual stock option grant he would have received as a non-employee director on the date of the Annual Meeting.

On May 29, 2008, former CEO Dario Santana resigned from the Board and indicated that he would not stand for re-election at the Annual Meeting.

In addition, Barry Bergsman stepped down as Chairman but will continue to serve as a member of the Board and stand for re-election at the Annual Meeting.

As described above and in the Proxy Statement, both Mr. Read and Mr. Santana had been approved by the Board as nominees for election as directors at the Annual Meeting. Following their resignations from the Board, on May 30, 2008, the Board reduced the size of the Board from seven to five directors. At the Annual Meeting, five directors will be elected to the Board. The five nominees of the Board for election as directors at the Annual Meeting are Gary Arlen, Barry Bergsman, Robert Clasen, Joseph J. Farricielli, Jr. and Michael Fleming. Accordingly, a revised proxy card is being included in the mailing to stockholders.

It is anticipated that the Annual Meeting will be convened as scheduled on May 30, 2008 and be immediately adjourned until June 26, 2008 at 9:00 a.m. Pacific time at the Courtyard by Marriott located at 5835 Owens Avenue, Carlsbad, California 92008.

buzztime
PLAY ALONG TV
5966 LA PLACE COURT
SUITE 100
CARLSBAD, CA 92008

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NTN Buzztime, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NTN Buzztime, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NBUZZ1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NTN BUZZTIME, INC.

Vote on Directors

1. To elect as Directors of NTN Buzztime, Inc. the nominees listed below to hold office until the 2009 annual meeting of stockholders and until their respective successors are duly elected:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line(s) below.

____

Nominees:
01) Michael Fleming
02) Gary Arlen
03) Barry Bergsman
04) Robert B. Clasen
05) Joseph J. Farricielli, Jr.

Vote on Proposal

	For	Against	Abstain
2. To ratify the appointment of Mayer Hoffman McCann, P.C. as NTN Buzztime, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

The Board of Directors recommends that you vote "FOR" items 1 and 2. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL (IF PROPERLY EXECUTED) BE VOTED "FOR" THE ABOVE ITEMS.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NTN BUZZTIME, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2008 AS ADJOURNED UNTIL JUNE 26, 2008 The undersigned stockholder(s) hereby appoint(s) Michael Fleming and Kendra Berger, or either of them, as proxies, each with power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may come before the meeting, all of the shares of Common Stock of NTN Buzztime, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Daylight Time, on May 30, 2008 at the Courtyard by Marriott, 5835 Owens Avenue, Carlsbad, CA, and any adjournment or postponement thereof (including the adjournment until June 26, 2008), hereby revoking any proxies heretofore given.

Meeting Location The ANNUAL meeting for holders as of April 2, 2008 is to be held on 5/30/08 at 9:00 A.M Pacific Time (and adjourned until 6/26/08 at 9:00 A.M. Pacific Time) at: Courtyard by Marriott 5835 Owens Ave. Carlsbad CA 92008 For Meeting Directions Please Call: 760-431-9399

Voting items The Board of Directors recommends a vote FOR Proposals 1 and 2, 1. To elect a Board of Directors to serve until the 2009 Annual Meeting of Stockholders: Nominees; 01) Michael Fleming 02) Gary Arlen 03) Barry Bergsman 04) Robert B. Clasen 05) Joseph J. Farricielli, Jr. 2. To ratify the appointment of Mayer Hoffman McCann, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2008. 3. To transact such other business as may property come before the meeting or any adjournment thereof.